Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, 333-165978, 333-180400, 333-187802 and 333-203319) of Aerojet Rocketdyne Holdings, Inc. of our report dated June 28, 2016 relating to the financial statements and supplemental schedule of the Aerojet Rocketdyne Retirement Savings Plan, which appears in this Form 11-K.
/s/PricewaterhouseCoopers LLP
Sacramento, California
June 29, 2016